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                                                                   EXHIBIT 23(2)

                            [Arthur Andersen Letterhead]


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 3, 1998 included (or incorporated by reference) in Harrah's Entertainment, Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm in this registration statement.

                                             Arthur Andersen LLP

Memphis, Tennessee
December 16, 1998